CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A and in the Registration Statements on Form S-8 (No.33-85012, 333-62103, and 33-61111) of our report dated June 9, 1999 on the combined financial statements of the Hollywood Park Race Track and Casino, which report appears in Amendment No. 2 to the Registration Statement on Form S-3/A (Registration No. 333-79031) of Churchill Downs Incorporated.

                                           \s\Arthur Andersen LLP

Los Angeles, California
November 24, 1999
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